SUBSIDIARIES OF THE REGISTRANT                                    EXHIBIT 21


The following is a list of the subsidiaries of Fairfield Communities, Inc. Each subsidiary, some of which are inactive, is wholly-owned by Fairfield or by a wholly-owned subsidiary of Fairfield, unless otherwise indicated.

                                                       State of
             Subsidiary                                Incorporation
             ----------                                -------------
   Fairfield Bay, Inc.                                   Arkansas
   Shirley Realty Company                                Arkansas
   Fairfield Flagstaff Realty, Inc.                      Arizona
   Fairfield Glade, Inc.                                 Tennessee
   Fairfield Mortgage Corporation                        Arkansas
   Fairfield Mortgage Acceptance Corporation             Delaware
   Fairfield Mountains, Inc.                             North Carolina
   Mountains Utility Company                             North Carolina
   Fairfield Homes Construction Company                  Florida
   Northeast Craven Utility Company                      North Carolina
   Fairfield Sapphire Valley, Inc.                       North Carolina
   Jackson Utility Company                               North Carolina
   Intermont Properties, Inc.                            Delaware
   Fairfield Properties, Inc.                            Arizona
   Fairfield River Ridge, Inc.                           Florida
     Harbour Ridge, Ltd.
     (a limited partnership; 35.5.% interest)
   Fairfield Equities, Inc.                              Delaware
   Fairfield Acceptance Corporation                      Delaware
     Fairfield Funding Corporation                       Delaware
   Fairfield Pagosa Realty, Inc.                         Colorado
   Fairfield Fort George, Inc.                           Florida
     Fort George Country Club, Inc.                      Florida
   Caribbean Real Property Company, Inc.                 Florida
   Fairfield Communities Purchasing and Design, Inc.     Tennessee
   The Florida Companies                                 Florida
   Imperial Life Insurance Company                       Arkansas
   Rock Island Land Corporation                          Florida
   Fairfield Management Services, Inc.                   Florida
   Suntree Development Company                           Florida
     St. Andrews Club Management Corporation             Florida
     St. Andrews Realty, Inc.                            Florida
   Commercial Land Equity Corporation                    Florida
   TFC Realty of Indiana, Inc.                           Florida
   Fairfield St. Croix, Inc.                             Delaware
     Sugar Island Associates, Ltd.
     (a limited partnership; 25% interest)




                                                      EXHIBIT 21 (continued)


                                                          State of
             Subsidiary                                  Incorporation
             ----------                                  -------------
   Fairfield Virgin Islands, Inc.                        Delaware
     Davis Beach Co.
     (a limited partnership; 50% interest)
   Fairfield Myrtle Beach, Inc.                          Delaware
   Ventura Management, Inc.                              Delaware
   Fairfield Resorts International, Ltd.                 Arkansas
     (a limited partnership; 50% interest)